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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Aspect Telecommunications Corporation on Form S-8 of our January 14, 1998 (February 27, 1998 as to Note 15) and March 24, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP
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San Jose, California
June 16, 1998